Exhibit 10.54

As Filed

ONLY COMPLETE THIS AGREEMENT IF YOU WISH TO DEFER YOUR RESTRICTED STOCK AWARD

Directors Restricted Stock Deferral Agreement

The Progressive Corporation Directors
Restricted Stock Deferral Plan
Deferral Agreement

THIS DEFERRAL AGREEMENT is entered into pursuant to the provisions of The Progressive Corporation Directors Restricted Stock Deferral Plan (“RSD Plan”). All capitalized terms in this Agreement shall have the meanings ascribed to them in the RSD Plan.

1.
Deferral Election. I hereby elect to defer receipt of the following portion of each Restricted Stock Award granted to me in 20__ under The Progressive Corporation 2017 Directors Equity Incentive Plan or similar plan. This election shall become effective as of the date the restrictions applicable to such Awards (or portion thereof) expire and shall not apply to any Award (or portion thereof) that fails to vest free of all restrictions. This election shall be irrevocable.

Please indicate the percentage of each Award you would like to defer: ______%

2.
Designated Deferral Period. (The RSD Plan gives you the option of electing a Designated Deferral Period. If you elect a Designated Deferral Period, distributions from your deferral account established pursuant to this Agreement will commence within thirty (30) days following the date the Designated Deferral Period ends, or, if earlier, the date you die or terminate your service as a director of The Progressive Corporation or the date a Change in Control occurs. If you do not elect a Designated Deferral Period, distributions from your account will commence within thirty (30) days following the earlier of the date you die or terminate your service as a director of The Progressive Corporation or the date a Change in Control occurs.)

Please check one of the following:
____I elect a Designated Deferral Period ending on the __ day of __________, 20____.

OR

_____ I do not wish to elect a Designated Deferral Period.

3.
Method of Distribution. I hereby elect that any distribution of the balance of the deferral account established pursuant to this Agreement made on account of termination of service as a director or expiration of a Designated Deferral Period be paid as follows: (check one)

in a single lump sum payment______
OR in
Three annual installments ____
Five annual installments ____
Ten annual installments ____

I understand that RSD Plan distributions made on account of reasons other than termination of service as a director or expiration of a Designated Deferral Period will be made in a single lump sum payment, unless the RSD Plan provides otherwise.

4.
Investment of Deferral Account. I understand that each amount credited to the deferral account established pursuant to this Agreement shall be deemed to be invested in the Common Shares, $1.00 par value, of The Progressive Corporation until distribution of the balance of the account. I also understand that this deemed investment is merely a device used to determine the amount payable to me under the RSD Plan and does not provide me with any actual rights or interests in such Common Shares or any other particular funds, securities or property of The Progressive Corporation or any of its affiliates. I also understand that my right to receive distributions under the RSD Plan makes me a general creditor of The Progressive Corporation with no greater right or priority than any other general creditor of The Progressive Corporation.

5.
Miscellaneous. I understand that this Agreement is subject to the terms, conditions and limitations of the RSD Plan, as in effect from time to time, in all respects and that, except as expressly permitted by the RSD Plan, all elections made in this Agreement are irrevocable. I acknowledge that I have received, read and understand the document establishing the RSD Plan. I agree to accept as final and binding all decisions and interpretations of the Committee relating to the RSD Plan and this Agreement.

NAME OF ELIGIBLE DIRECTOR: _______________________________________

SIGNATURE: __________________________________________________________

DATE: ______________________________

SSN: ________________________________

The Deferral Agreement must be received by December 31, 20__ and shall be irrevocable thereafter.
Received and accepted on behalf of the Committee this ____ day of December, 20__.